Exhibit 10.4

NEUROSIGMA, INC.

2010 Stock Option/Stock Issuance Plan

Form of Addendum to Stock Option Agreement

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between NeuroSigma, Inc. (the “Corporation”) and                          (“Optionee”) evidencing the stock option (the “Option”) granted to Optionee under the terms of the NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Option Agreement.

Involuntary Termination following a Change in Control

1. If the Option is assumed by the successor corporation (or its parent) or is otherwise continued in effect pursuant to the terms of the Change in Control transaction but an Involuntary Termination of Optionee is effected within twelve (12) months following such Change in Control, then all of the Option Shares at the time subject to the Option shall automatically become Vested Shares on an accelerated basis and the Option shall immediately become exercisable for all of the Option Shares. The Option shall remain so exercisable until the earlier of (a) the Expiration Date or (b) the expiration of the one year period measured from the date of Optionee’s Involuntary Termination.

2. To the extent that, in connection with a Change in Control, the successor corporation (or its parent) replaces the Option with a cash incentive program, Optionee’s right to receive cash payments for the Option Shares will be paid out in accordance with the Vesting Schedule. However, upon Optionee’s Involuntary Termination within twelve (12) months following a Change in Control, then Optionee’s right to receive the unvested cash payments shall be accelerated in full.

3. For purposes of this Addendum, “ Involuntary Termination” shall mean:

(a) Optionee’s involuntary dismissal or discharge by the Corporation or Parent or Subsidiary employing Optionee for reasons other than Misconduct, or

(b) Optionee’s voluntary resignation within 60 days following (i) a change in Optionee’s position with the Corporation, Parent or Subsidiary employing Optionee which materially reduces Optionee-s duties and responsibilities, (ii) a reduction in Optionee’s base salary by more than 25%, unless the base salaries of all similarly situated individuals are reduced by the

Corporation, Parent or Subsidiary employing Optionee or (iii) a relocation of Optionee’s place of employment by more than one hundred (100) miles, provided and only if such change, reduction or relocation is effected without Optionee’s written consent.

Following a Change in Control, “Corporation” shall refer to the successor corporation in the transaction.

For purposes of this Addendum, “Misconduct” shall mean (i) the commission of any act of moral turpitude, fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), (iii) the intentional and continued failure by Optionee or Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness) or (iv) any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner, whether monetarily or otherwise; provided, however, that if the term or concept has been defined in an employment agreement between the Corporation and Optionee, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, the Option Agreement or this Addendum, to constitute grounds for termination for Misconduct.

The provisions of this Addendum shall supersede any provisions to the contrary in the Option Agreement.

IN WITNESS WHEREOF, NeuroSigma, Inc. has caused this Addendum to be executed by its duly-authorized officer effective as of the Effective Date specified below.

Effective Date:                     , 20

NEUROSIGMA, INC.:

By:

Name:

Title: